EXHIBIT 32.0

SECTION 906 CERTIFICATIONS

In connection with the Annual Report of Prudential Bancorp, Inc. (the “Company”) on Form 10-K/A for the period ending September 30, 2014 (“the Amended Report”) as filed with the Securities and Exchange Commission, I, the undersigned, Thomas A. Vento, President and Chief Executive Officer of the Company, and Joseph R. Corrato, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Amended Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 30, 2015	/s/ Thomas A. Vento
Thomas A. Vento
President and Chief Executive Officer

Date: January 30, 2015	/s/ Joseph R. Corrato
Joseph R. Corrato
Executive Vice President,
Chief Financial Officer and
Chief Accounting Officer

A signed original of this written statement required by Section 906 of the Sarbanes–Oxley Act has been provided to Prudential Bancorp, Inc.  and will be retained by Prudential Bancorp, Inc.  and furnished to the Securities and Exchange Commission or its staff upon request.